Exhibit 99.1

Actuant Reports Second Quarter Results; Updates Fiscal 2017 Guidance

MILWAUKEE--(BUSINESS WIRE)--March 22, 2017--Actuant Corporation (NYSE: ATU) today announced results for its second quarter ended February 28, 2017.

Highlights

  Consolidated sales were 2% below the comparable prior year quarter with acquisitions net of divestitures a 2% benefit and foreign currency rate changes a 1% headwind. Second quarter core sales were down 3% with a return to core growth in both the Industrial and Engineered Solutions segments, offset by difficult market conditions in the Energy segment.
  GAAP diluted earnings per share (“EPS”) were $0.08 in the second quarter of fiscal 2017 versus $(2.70) in the prior year. Adjusted EPS was $0.11 excluding second quarter fiscal 2017 restructuring charges of $0.03 per share (see Consolidated Results below and the attached reconciliation of earnings).
  Maintained fiscal 2017 full year sales guidance of $1.075-1.125 billion and narrowed adjusted EPS guidance to a range of $1.10-1.20 per share (excluding restructuring and transition charges).

Randy Baker, President and CEO of Actuant commented, “We delivered our financial commitments for the second quarter, with generally stable end market conditions and progress across a number of key strategic initiatives. Core sales in both Industrial and Engineered Solutions turned positive for the first time in approximately two years. Energy comparisons and market conditions were difficult in both maintenance and offshore capex related areas. As we pivot the organization more toward growth, we are increasing investments in new products, commercial effectiveness and growth regions, which in the short term limit margin expansion. Adjusted EPS of $0.11, excluding restructuring, was directly in line with our guidance. Normal seasonal cash flow and debt leverage provide us adequate liquidity. In summary, I’m pleased with the progression of our efforts and appreciative of the execution by Actuant employees around the globe.”

Consolidated Results

Consolidated sales for the second quarter were $259 million, 2% lower than the $263 million in the prior year. Core sales declined 3% while foreign currency rate changes reduced sales 1% and net acquisitions/divestitures were a 2% sales benefit. Fiscal 2017 second quarter net earnings and EPS were $5.1 million, or $0.08, compared to a net loss of $159.2 million and $2.70, respectively, in the comparable prior year quarter. Fiscal 2017 second quarter earnings included restructuring charges of $2.1 million or $0.03 per share. Second quarter 2016 results included $3.6 million or $0.04 per share of restructuring charges and $186.5 million or $2.86 per share of impairment charges. Excluding these items, adjusted EPS for the second quarter of fiscal 2017 was $0.11 compared to $0.21 in the comparable prior year period (see attached reconciliation of earnings).

Sales for the six months ended February 28, 2017 were $525 million, 8% lower than the $568 million in the prior year. Excluding the 1% negative impact of foreign currency rate changes and 2% benefit of net acquisitions/divestitures, fiscal 2017 year-to-date core sales decreased 9%. Fiscal 2017 year-to-date net earnings and EPS were $10.0 million and $0.17, respectively. The comparable fiscal 2016 year-to-date net loss was $143.7 million or $2.43 per share. Excluding restructuring charges in both years, the 2017 director and officer transition charges, and fiscal 2016’s impairment charge, fiscal 2017 first half adjusted EPS was $0.31 compared to $0.52 in the comparable prior year period (see attached reconciliation of earnings).

Segment Results

Industrial Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Sales	$91.6	$81.2	$178.9	$170.1
Operating Profit	$18.3	$16.7	$37.1	$37.3
Adjusted Op Profit (1)	$19.0	$17.0	$38.5	$38.3
Adjusted Op Profit % (1)	20.8%	20.9%	21.5%	22.5%

(1) 2017 excludes $0.7 and $1.4 of restructuring charges in the second quarter and first half, respectively. 2016 excludes $0.3 and $1.0 of restructuring charges in the second quarter and first half, respectively

Second quarter fiscal 2017 Industrial segment sales were $92 million or 13% higher than the prior year. The Larzep acquisition added 2% while currency was neutral, resulting in an 11% year-over-year core sales increase. The core sales rate of change improved from -4% in the first quarter of fiscal 2017 and represents the first quarter of core sales growth in seven quarters. This reflects broad based demand improvement, with growth across all geographies and product lines. The construction related concrete tensioning and heavy lifting product sales experienced the highest growth rates. Second quarter adjusted operating profit margin of 20.8% was in line with expectations and consistent with the prior year as incremental volume was offset by unfavorable sales mix and commercial effectiveness investments.

Energy Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Sales	$72.9	$86.2	$157.5	$200.0
Operating Profit (Loss)	$(0.6)	$(136.8)	$2.6	$(126.6)
Adjusted Op (Loss) Profit (2)	$(0.6)	$5.3	$2.7	$17.5
Adjusted Op (Loss) Profit % (2)	(0.9)%	6.2%	1.7%	8.7%

(2) 2017 excludes $0.1 of restructuring charges in the first half. 2016 excludes $1.3 and $3.3 of restructuring charges in the second quarter and first half, respectively. Also excludes second quarter fiscal 2016 impairment charges of $140.8 million.

Fiscal 2017 second quarter Energy segment sales declined 15% year-over-year to $73 million. Excluding the 2% unfavorable impact of the stronger US dollar, and 8% benefit from last March’s process & pipeline services acquisition, year-over-year core sales declined 21%. Hydratight’s sales decreased due to prior year sizable project work coupled with tight customer spending controls on maintenance activities which resulted in deferrals and scope reductions. The segment continued to experience year-over-year declines in upstream offshore oil & gas related demand, although it remained stable sequentially. For the seasonally weak second quarter, Energy incurred an adjusted operating loss due primarily to the lower volumes and unfavorable sales mix.

Engineered Solutions Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
Sales	$94.3	$95.9	$188.2	$198.3
Operating Profit (Loss)	$1.8	$(45.1)	$2.6	$(41.6)
Adjusted Op Profit (3)	$3.3	$2.6	$6.1	$7.5
Adjusted Op Profit % (3)	3.5%	2.7%	3.2%	3.8%

(3) 2017 excludes $1.5 and $3.5 of restructuring charges in the second quarter and first half, respectively. 2016 excludes $2.0 and $3.4 of restructuring charges in the second quarter and first half, respectively. Also excludes second quarter 2016 impairment charges of $45.7 million.

Second quarter fiscal 2017 Engineered Solutions segment sales were $94 million or 2% below the prior year. Excluding the 3% Sanlo divestiture impact, and 1% unfavorable currency headwind, year-over-year core sales increased 2%. The core sales rate of change improved sequentially from -5% in the previous quarter and represents the first quarter of growth in the past nine. Fiscal 2017 sales reflect robust production rates by China’s heavy-duty truck OEMs. While tepid end market demand continued across most of the segment’s other markets such as agriculture and off-highway equipment, our sales benefited from easier comparisons and moderating destocking activity by OEM customers. Second quarter adjusted operating profit margin improved year-over-year due to higher volumes and the benefit of cost saving actions.

Corporate and Income Taxes

Corporate expenses for the second quarter of fiscal 2017 were $6.4 million, or $0.5 million lower than the comparable prior year period. Excluding the tax benefit on restructuring, the approximate 10% second quarter effective income tax rate compared to -13% for the comparable prior year period (excluding the tax impact on restructuring and impairment charges) that included certain tax planning items.

Outlook

Baker continued, "Our results for the first half of fiscal 2017 have met expectations and give us confidence that we are on track for the year. We have begun to see encouraging indicators within the broad industrial landscape, although the sustainability and trajectory of improvement are yet to be determined. Our sales effectiveness, restructuring and lean revitalization actions are proceeding according to plan.

As such, for the full year we are maintaining our sales guidance in the $1.075-1.125 billion range with core sales anticipated to be down 2 to 5%. We are narrowing our adjusted EPS guidance from $1.10-1.30 to $1.10-1.20 as unfavorable sales mix and investments in growth are expected to limit further upside to margins in the near term. Free cash flow is projected to be in the $85-95 million range in fiscal 2017.

We expect third quarter sales to be in the $290-300 million range, with adjusted EPS of $0.38-0.43.

All guidance excludes restructuring and transition costs, as well as the impact of potential future acquisitions and share repurchases.

In summary, I continue to believe Actuant has strong growth potential as our end markets improve, we gain momentum in our commercial strategies, and we execute disciplined, tuck-in acquisitions. These, combined with our LEAD reinvigoration initiatives, provide us with many levers to create long-term shareholder value.”

Conference Call Information

An investor conference call is scheduled for 10am CT today, March 22, 2017. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions, specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	February 28,	August 31,
	2017	2016

ASSETS
Current assets
Cash and cash equivalents	$171,890	$179,604
Accounts receivable, net	201,914	186,829
Inventories, net	127,573	130,756
Other current assets	53,984	45,463
Total current assets	555,361	542,652

Property, plant and equipment, net	115,192	114,015
Goodwill	509,078	519,276
Other intangible assets, net	225,559	239,475
Other long-term assets	21,844	23,242

Total assets	$1,427,034	$1,438,660

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$124,949	$115,051
Accrued compensation and benefits	42,363	46,901
Current maturities of debt and short-term borrowings	26,250	18,750
Income taxes payable	1,113	9,254
Other current liabilities	49,229	51,956
Total current liabilities	243,904	241,912

Long-term debt, net	547,058	561,681
Deferred income taxes	31,037	31,356
Pension and postretirement benefit liabilities	24,142	25,667
Other long-term liabilities	55,884	57,094
Total liabilities	902,025	917,710

Shareholders' equity
Capital stock	16,013	15,879
Additional paid-in capital	131,877	114,980
Treasury stock	(617,731)	(617,731)
Retained earnings	1,269,684	1,259,645
Accumulated other comprehensive loss	(274,834)	(251,823)
Stock held in trust	(2,354)	(2,646)
Deferred compensation liability	2,354	2,646
Total shareholders' equity	525,009	520,950

Total liabilities and shareholders' equity	$1,427,034	$1,438,660

Actuant Corporation
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Net sales	$258,869	$263,289	$524,662	$568,300
Cost of products sold	171,543	172,259	344,269	368,709
Gross profit	87,326	91,030	180,393	199,591

Selling, administrative and engineering expenses	66,957	67,172	135,561	140,083
Amortization of intangible assets	5,069	5,880	10,330	11,779
Director & officer transition charges	-	-	7,784	-
Restructuring charges	2,101	3,582	5,048	7,962
Impairment charges	-	186,511	-	186,511
Operating profit (loss)	13,199	(172,115)	21,670	(146,744)

Financing costs, net	7,334	6,866	14,467	13,982
Other expense (income), net	591	235	(38)	855
Earnings before income tax expense (benefit)	5,274	(179,216)	7,241	(161,581)

Income tax expense (benefit)	200	(20,026)	(2,798)	(17,839)
Net earnings (loss)	$5,074	$(159,190)	$10,039	$(143,742)

Earnings (loss) per share
Basic	$0.09	$(2.70)	$0.17	$(2.43)
Diluted	0.08	(2.70)	0.17	(2.43)

Weighted average common shares outstanding
Basic	59,368	58,991	59,170	59,089
Diluted	60,146	58,991	59,881	59,089

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016

Operating Activities
Net earnings (loss)	$5,074	$(159,190)	$10,039	$(143,742)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment charges net of deferred tax benefits	-	169,056	-	169,056
Depreciation and amortization	10,729	12,386	21,625	24,858
Stock-based compensation expense	2,623	2,817	12,177	5,778
Provision for deferred income taxes	3,416	264	551	420
Amortization of debt issuance costs	413	413	826	826
Other non-cash adjustments	251	311	715	(619)
Changes in components of working capital and other:
Accounts receivable	(12,645)	15,834	(20,897)	8,437
Inventories	7,748	(2,548)	(394)	(5,399)
Trade accounts payable	5,508	(12,661)	12,276	(4,926)
Prepaid expenses and other assets	(5,334)	807	(10,819)	(8,404)
Income tax accounts	(5,243)	(13,143)	(7,567)	(17,437)
Accrued compensation and benefits	(947)	(2,646)	(3,704)	(2,281)
Other accrued liabilities	(9,645)	(4,143)	(795)	2,296
Cash provided by operating activities	1,948	7,557	14,033	28,863

Investing Activities
Capital expenditures	(9,556)	(5,475)	(14,695)	(11,004)
Proceeds from sale of property, plant and equipment	114	3,199	244	4,636
Business acquisitions, net of cash acquired	-	(14,496)	-	(15,026)
Cash used in investing activities	(9,442)	(16,772)	(14,451)	(21,394)

Financing Activities
Net borrowings (repayments) on revolving credit facility	-	8	-	(210)
Principal repayments on term loan	(3,750)	-	(7,500)	-
Purchase of treasury shares	-	(4,670)	-	(9,352)
Taxes paid related to the net share settlement of equity awards	(697)	(395)	(920)	(1,332)
Stock option exercises, related tax benefits and other	5,256	1,155	6,598	2,245
Cash dividend	-	-	(2,358)	(2,376)
Cash provided by (used in) financing activities	809	(3,902)	(4,180)	(11,025)

Effect of exchange rate changes on cash	1,704	(4,157)	(3,116)	(10,619)
Net decrease in cash and cash equivalents	(4,981)	(17,274)	(7,714)	(14,175)
Cash and cash equivalents - beginning of period	176,871	171,945	179,604	168,846
Cash and cash equivalents - end of period	$171,890	$154,671	$171,890	$154,671

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2016					FISCAL 2017
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$88,870	$81,189	$95,750	$94,008	$359,817	$87,290	$91,648	-	-	$178,938
ENERGY SEGMENT	113,763	86,224	101,300	91,443	392,730	84,646	72,884	-	-	157,530
ENGINEERED SOLUTIONS SEGMENT	102,378	95,876	108,291	90,318	396,863	93,857	94,337	-	-	188,194
TOTAL	$305,011	$263,289	$305,341	$275,769	$1,149,410	$265,793	$258,869	-	-	$524,662

% SALES GROWTH
INDUSTRIAL SEGMENT	-13%	-16%	-8%	-6%	-11%	-2%	13%	-	-	5%
ENERGY SEGMENT	2%	-14%	2%	-9%	-5%	-26%	-15%	-	-	-21%
ENGINEERED SOLUTIONS SEGMENT	-10%	-8%	-8%	-9%	-9%	-8%	-2%	-	-	-5%
TOTAL	-7%	-13%	-5%	-8%	-8%	-13%	-2%	-	-	-8%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$21,263	$17,003	$22,519	$22,144	$82,929	$19,491	$19,037	-	-	$38,528
ENERGY SEGMENT	12,124	5,348	12,438	8,941	38,851	3,328	(647)	-	-	2,681
ENGINEERED SOLUTIONS SEGMENT	4,937	2,555	4,768	927	13,187	2,834	3,282	-	-	6,116
CORPORATE / GENERAL	(8,573)	(6,928)	(7,886)	(5,623)	(29,010)	(6,450)	(6,372)	-	-	(12,822)
ADJUSTED OPERATING PROFIT	$29,751	$17,978	$31,839	$26,389	$105,957	$19,203	$15,300	-	-	$34,503
IMPAIRMENT CHARGES	-	(186,511)	-	-	(186,511)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(5,092)	(5,092)	-	-	-	-	-
RESTRUCTURING CHARGES	(4,380)	(3,582)	(3,496)	(3,113)	(14,571)	(2,948)	(2,101)	-	-	(5,049)
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(7,784)	-	-	-	(7,784)
OPERATING PROFIT (LOSS)	$25,371	$(172,115)	$28,343	$18,184	$(100,217)	$8,471	$13,199	-	-	$21,670

ADJUSTED OPERATING PROFIT %
INDUSTRIAL SEGMENT	23.9%	20.9%	23.5%	23.6%	23.0%	22.3%	20.8%	-	-	21.5%
ENERGY SEGMENT	10.7%	6.2%	12.3%	9.8%	9.9%	3.9%	-0.9%	-	-	1.7%
ENGINEERED SOLUTIONS SEGMENT	4.8%	2.7%	4.4%	1.0%	3.3%	3.0%	3.5%	-	-	3.2%
ADJUSTED OPERATING PROFIT %	9.8%	6.8%	10.4%	9.6%	9.2%	7.2%	5.9%	-	-	6.6%

EBITDA
INDUSTRIAL SEGMENT	$22,959	$18,829	$24,686	$24,209	$90,683	$21,217	$21,064	-	-	$42,281
ENERGY SEGMENT	18,348	10,968	16,819	13,717	59,852	9,108	2,943	-	-	12,051
ENGINEERED SOLUTIONS SEGMENT	8,498	6,882	8,504	5,270	29,154	6,281	7,277	-	-	13,558
CORPORATE / GENERAL	(8,201)	(6,552)	(7,560)	(5,182)	(27,495)	(5,879)	(5,846)	-	-	(11,725)
ADJUSTED EBITDA	$41,604	$30,127	$42,449	$38,014	$152,194	$30,727	$25,438	-	-	$56,165
IMPAIRMENT CHARGES	-	(186,511)	-	-	(186,511)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(5,092)	(5,092)	-	-	-	-	-
RESTRUCTURING CHARGES	(4,380)	(3,582)	(3,496)	(3,113)	(14,571)	(2,948)	(2,101)	-	-	(5,049)
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(7,784)	-	-	-	(7,784)
EBITDA	$37,224	$(159,966)	$38,953	$29,809	$(53,980)	$19,995	$23,337	-	-	$43,332

ADJUSTED EBITDA %
INDUSTRIAL SEGMENT	25.8%	23.2%	25.8%	25.8%	25.2%	24.3%	23.0%	-	-	23.6%
ENERGY SEGMENT	16.1%	12.7%	16.6%	15.0%	15.2%	10.8%	4.0%	-	-	7.6%
ENGINEERED SOLUTIONS SEGMENT	8.3%	7.2%	7.9%	5.8%	7.3%	6.7%	7.7%	-	-	7.2%
ADJUSTED EBITDA %	13.6%	11.4%	13.9%	13.8%	13.2%	11.6%	9.8%	-	-	10.7%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2016					FISCAL 2017
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS)	$15,448	$(159,190)	$21,166	$17,402	$(105,174)	$4,965	5,074	-	-	$10,039
IMPAIRMENT CHARGES	-	186,511	-	-	186,511	-	-	-	-	-
INCOME TAX BENEFIT ON IMPAIRMENT CHARGES	-	(17,455)	-	-	(17,455)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	5,092	5,092	-	-	-	-	-
INCOME TAX BENEFIT ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(6,649)	(6,649)	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	7,784	-	-	-	7,784
INCOME TAX BENEFIT ON DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(2,880)	-	-	-	(2,880)
RESTRUCTURING CHARGES	4,380	3,582	3,496	3,113	14,571	2,948	2,101	-	-	5,049
INCOME TAX BENEFIT ON RESTRUCTURING CHARGES	(1,182)	(1,185)	(994)	(960)	(4,321)	(777)	(564)	-	-	(1,341)
ADJUSTED EARNINGS	$18,646	$12,263	$23,668	$17,998	$72,575	$12,040	6,611	-	-	$18,651

ADJUSTED DILUTED EARNINGS PER SHARE (1)
NET EARNINGS (LOSS)	$0.26	$(2.70)	$0.36	$0.29	$(1.78)	$0.08	$0.08	-	-	$0.17
IMPAIRMENT CHARGES	-	3.16	-	-	3.16	-	-	-	-	-
INCOME TAX BENEFIT ON IMPAIRMENT CHARGES	-	(0.30)	-	-	(0.30)	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	0.09	0.08	-	-	-	-	-
INCOME TAX BENEFIT ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	(0.11)	(0.11)	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	0.13	-	-	-	0.13
INCOME TAX BENEFIT ON DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	(0.05)	-	-	-	(0.05)
RESTRUCTURING CHARGES	0.07	0.06	0.06	0.05	0.24	0.05	0.04	-	-	0.08
INCOME TAX BENEFIT ON RESTRUCTURING CHARGES	(0.02)	(0.02)	(0.02)	(0.02)	(0.07)	(0.01)	(0.01)	-	-	(0.02)
ADJUSTED DILUTED EARNINGS PER SHARE	$0.31	$0.21	$0.40	$0.30	$1.22	$0.20	$0.11	-	-	$0.31

ADJUSTED EBITDA (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$15,448	$(159,190)	$21,166	$17,402	$(105,174)	$4,965	$5,074	-	-	$10,039
FINANCING COSTS, NET	7,117	6,866	7,253	7,532	28,768	7,132	7,334	-	-	14,466
INCOME TAX EXPENSE (BENEFIT)	2,187	(20,026)	(827)	(6,504)	(25,170)	(2,998)	200	-	-	(2,798)
DEPRECIATION & AMORTIZATION	12,472	12,384	11,361	11,379	47,596	10,896	10,729	-	-	21,625
EBITDA	$37,224	$(159,966)	$38,953	$29,809	$(53,980)	$19,995	23,337	-	-	$43,332
IMPAIRMENT CHARGES	-	186,511	-	-	186,511	-	-	-	-	-
LOSS ON SANLO PRODUCT LINE DIVESTITURE	-	-	-	5,092	5,092	-	-	-	-	-
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	-	-	-	7,784	-	-	-	7,784
RESTRUCTURING CHARGES	4,380	3,582	3,496	3,113	14,571	2,948	2,101	-	-	5,049
ADJUSTED EBITDA	$41,604	$30,127	$42,449	$38,014	$152,194	$30,727	25,438	-	-	$56,165

FOOTNOTES

NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Adjusted earnings and adjusted diluted earnings per share represent net earnings (loss) and earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(2)	EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q3 FISCAL 2017		FISCAL 2017
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO ADJUSTED
DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE	$0.36	$0.41	$0.93	$1.03
DIRECTOR & OFFICER TRANSITION CHARGES	-	-	0.08	0.08
RESTRUCTURING CHARGES	0.02	0.02	0.09	0.09
ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE	$0.38	$0.43	$1.10	$1.20

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$110	$110
CAPITAL EXPENDITURES			(30)	(25)
OTHER			5	10
FREE CASH FLOW GUIDANCE			$85	$95

FOOTNOTES

NOTE	Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562